UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2020

CERECOR INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-37590		45-0705648
(Commission File Number)		(IRS Employer Identification No.)

540 Gaither Road, Suite 400, Rockville, Maryland 20850 (Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	CERC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2020, the Cerecor Inc. (the “Company”) and Dr. Pericles Calias entered into a Separation Agreement (“Separation Agreement”). Pursuant to the Separation Agreement, Dr. Calias resigned his employment at the Company, effective June 30, 2020 (the “Termination Date”). Pursuant to the Separation Agreement, following the Termination Date and subject to Dr. Calias entering into a release at that time, Dr. Calias will receive: (i) continued payments of his base salary for a total of nine months; (ii) immediate vesting of the unvested options remaining from all of Dr. Calias’ stock option grants exercisable until 90 days following the Termination Date; (iii) immediate vesting of Dr. Calias' outstanding Restricted Stock Units in the Company; and (iv) payments of applicable vision COBRA premiums for nine months.

The foregoing summary of the material terms of the Separation Agreement is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

 Item 9.01.     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated March 25, 2020, by and between Cerecor Inc. and Pericles Calias.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERECOR INC.

Date: March 27, 2020	/s/ Joseph M. Miller
Joseph M. Miller
Chief Financial Officer

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